Exhibit 2.2

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), is made and entered into as of April 3, 2017, by and among The KeyW Corporation, a Maryland corporation (“Parent”), Sandpiper Acquisition Corporation, a Delaware corporation (“Merger Sub”), Sotera Holdings Inc., a Delaware corporation (the “Company”), and Sotera Equity Partners GP LLC, a Delaware limited liability company (the “Stockholders’ Representative”). All capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, Parent, Merger Sub, the Company and the Stockholders’ Representative are parties to that certain Agreement and Plan of Merger, dated March 8, 2017 (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent;

WHEREAS, Section 9.02 of the Merger Agreement provides that the Merger Agreement may be amended if such amendment is in writing and signed by Parent, Merger Sub, the Company and the Stockholders’ Representative; and

WHEREAS, Parent, Merger Sub, the Company and the Stockholders’ Representative desire to amend the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.          Release. Section 9.15(a) of the Merger Agreement is hereby amended by replacing clauses (i) and (ii) of Section 9.15(a) with the following:

“(i) Ares Corporate Opportunities Fund III, L.P. and Sotera Equity Partners, L.P. (in each case, in its capacity as a Securityholder) and their respective Affiliates, as of immediately following the Closing, (ii) the former or current directors of the Company (but solely in such capacity),”

2.          References. All references to the Merger Agreement (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) shall refer to the Merger Agreement as amended by this Amendment.

3.          Effect on the Merger Agreement. Except as specifically amended by this Amendment, the Merger Agreement, as amended, shall remain in full force and effect. This Amendment and the matters set forth herein shall be governed by the terms and conditions of the Merger Agreement, as amended hereby, which are incorporated by reference into this Amendment. Each Party agrees that the Merger Agreement, as amended by this Amendment, constitutes the complete and exclusive statement of the agreement between the parties, and supersedes all prior proposals and understandings, oral and written, relating to the subject matter contained herein.

4.          Amendment. This Amendment shall not be amended, supplemented, modified or rescinded except in a writing signed by Parent, Merger Sub, the Company and the Stockholders’ Representative.

5.          Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to rules of conflict of laws that would result in the application of Laws of any other jurisdiction.

6.          Headings. The underlined headings contained in this Amendment are for convenience of reference only, shall not be deemed to be a part of this Amendment and shall not be referred to in connection with the construction or interpretation of this Amendment.

7.          Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same amendment, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, email in “portable document format” (“.pdf”) form, or by other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed and delivered on its behalf by its officers thereunto duly authorized, all at or on the date and year first above written.

SOTERA HOLDINGS INC.

By:	/s/ Deborah Alderson
Name: Deborah Alderson
Title: President and Chief Executive Officer

SOTERA EQUITY PARTNERS GP LLC

By:	/s/ Matthew D. Cwiertnia
Name: Matthew D. Cwiertnia
Title: Authorized Signatory

THE KEYW CORPORATION

By:	/s/ Bill Weber
Name: Bill Weber
Title: President and Chief Executive Officer

SANDPIPER ACQUISITION CORPORATION

By:	/s/ Bill Weber
Name: Bill Weber
Title: President and Chief Executive Officer

[Signature Page to Amendment to Agreement and Plan of Merger]